SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: July 29, 2003



                           CHINA NET TV HOLDINGS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



     Nevada                     000-26217                   98-0203170
     ------                     ---------                   ----------
    (State or other             (Commission               (IRS Employer
    jurisdiction of             File Number)            Identification No.)
     incorporation)


           830-789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (604) 689-4407

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On July 4, 2003, the Company entered into an Acquisition Agreement with the shareholders of Houglu Investment Holdings, Inc. ("Honglu") to acquire 100% of the issued and outstanding shares of Honglu, a Chinese company which has mineral holdings in China, for 97,700,000 shares of common stock. The transaction is expected to be closed by August 30, 2003.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

When completed, Honglu will be a wholly owned subsidiary of the Company. The transaction is expected to be closed by August 30, 2003.


                              ACQUISITION OF HONGLU
                    A COMPANY WITH MINING PROPERTIES IN CHINA

The Company has signed an Acquisition Agreement to acquire 100% shares of Honglu Investment Holdings, Inc., a Chinese mining company ("Honglu"). The Company will issue 97,700,000 shares in exchange for all the outstanding shares of Honglu. Honglu has 230 employees including 20 geologists.

Honglu's major asset is a 65% interest in Danlu Resource Development Co. Ltd. ("Danlu"). The remaining 35% interest in Danlu is controlled by two entities:
The Geological Mines Office of the Tibet Autonomous Region (30%) and the Beijing Headman Mining Evaluation Firm (5%). Through Danlu, a subsidiary 65% owned by Honglu, Honglu controls a significant portfolio of 21 mineral properties with mining and/or prospecting permits and licenses in Tibet and retains the rights to conduct exploration on and to develop these properties. Honglu in addition, directly controls 3 other mineral properties with the permits and/or licenses. These minerals prospects represent a broad array of potential minerals including: gold, silver, platinum, copper, iron, lead, zinc, molybdenum, tin, tantalum, titanium and the rare earths, niobium and osmium. Other minerals could include corundum, borax, and salt and high quality green granite. Building materials also include gravel and marble.

Several of the 24 properties are at an advanced exploration stage or have completed pre-feasibility studies. Some of the properties under immediate review by the Company are as follows:

1. The Jiama mining claims in Mozhugongka County is comprised of 1.31 square km. Based on testing, the property contains copper, lead, zinc, gold and silver. Danlu has acquired the mining license for the property.

2. The Gegongnong mining claims in Gongjue County covers a land area of 37.4 square km and have been found to contain gold/copper porphyry indications.


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3. The Nianguchu mining claims in Naidang County covers an area of 1.12 square
km. The prospect contains a gold and silver indications. The Company is investigating the metal grade content and size of this deposit.

4. The Gaerqiong Property in Geji County cover an area of 8 square km. Govern-ment surveys have shown copper and gold indications. Much of the property remains unexplored.

The company plans to investigate these properties with a view to determine production feasibility.

Honglu is undertaking a drilling program in Gaerqiong Property, Geji County in Tibet. It plans to drill 5 holes with the main objective of delineating a potential copper/gold deposit.

As of May 31, 2003, Honglu reported a cash position of US $5 million, net working capital of US$ 666,000 and net income of US$ 750,000 which was earned by a metal producing company 51% owned by Honglu. Total assets of Honglu amounts to US $13 million but did not include the value for the mining assets and mining licenses. The accounts are recorded in Renminbi (Rmb) and converted into US$ at the rate of 8 Rmb per US$ based on China GAAP. The audit will be under way in respect of Honglu's financial statements for the last two years in order to convert those financial statements to US GAAP as required by the SEC.

Messrs Jie Yang, Ronald Xiuru Xie, Zhi Wang and Anthony Garson have been appoint -ed to the Board of Directors of the Company as a result of the acquisition. Mr. Maurice Tsakok continues as a Director. The Board has appointed Mr. Zhi Wang as Chairman and Mr. Anthony Garson as Vice-Chairman. Furthermore, the Board has appointed Mr. Ronald Xie as President. Ernest Cheung has resigned as President and Treasurer Ernest Cheung and Marc Hung have resigned as directors.

The Company intends to develop mineral deposits in Tibet and other areas of the China recognizing that China's recent economic growth rate has placed an increasing demand on the need for domestic production of metals. Currently, China places fourth in the world wide production of copper but substantially falls short of its domestic requirements. The development of partially developed base and precious metal deposit in South Western China is seen as an opportunity to aid the PRC in meeting its domestic requirements.

All amounts in US$ are converted into from Chinese Renminbi (RMB) at the rate of 8 RMB per US$.

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

No action is required by the shareholders of the Company in connection with the appointment of the new persons to the Board. However, Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the mailing to the Company's shareholders this Information Statement not less than ten days prior to the change in a majority of the Company's directors otherwise than at a meeting of the Company's shareholders.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None.


ITEM 5. OTHER EVENTS

The name of the Company will be changed to "Highland Mining, Inc." upon completion of the transaction.


Appointment of Officers
-----------------------

Ronald Xie has been appointed President of the Company to serve at the discretion of the Board of Directors as from July 5, 2003. (See Biographical Information under Directors herein below).

Ronald Xie has been appointed as Director effective July 5, 2003.

Zhi Wang, age 46, Chairman elected. Finished diploma in business administration at China Radio & Television University ("CRTVU") in 1984 and pursued further studies in business administration under exchange program in Australia 1988. From 2001 to present, he has been Chairman and President of Honglu Investment Holdings, Inc., Tianyubofeng Science & Technology, Inc., a Chinese company in aluminum and carbon coke producing business, and Standard Hotel Management, Co. He is President and General Manager, Ziyuewentao Enterprises Inc., 1997 to present; General Manager, Tianjin Zangtong Trading Co., 1993; Managing Director of Hong Kong Zangtong Trading Co., 1990; CEO of Tibet Autonomous Region Economic & Trade Bureau, Beijing Office, 1987; Member, the Leading Team on Tibetan Economy, the State Council of China, 1984.

Ronald Xiuru Xie, age 41, President and Director. He graduated from Beijing University of International Business & Economics, Beijing, China, with a Bachelor of Economics (1984) and Master of Law (1986), and subsequently from Faculty of Law, Queen's University, Ontario, Canada with a LL.B. degree (1992). He has been a Founding Partner of Allied Law Office, Beijing, China (1998 to present); Senior Partner, Great Wall Law Firm, Beijing, China (1995 to 1998); legal counsel, Department of Treaties & Law, Ministry of Foreign Economic Relations & Trade of China (1986-89); Chinese Governmental Expert at International Institute for the Unification of Private Law ("UNIDROIT"), Rome, for the preparation of International Conventions on International Financial Leasing and International Factoring (1987). He has been a member of the Chinese Bar since 1988 and was admitted to the Bar of Ontario, Canada in 1993. He has been President and director of Drucker, Inc. since June 2003, and a director of Honglu Investment Holdings, Inc. since May, 2003. He will approximately devote 25% of his time to the operation of the Company.

Jie Yang, age 40, director. He graduated from Beijing University of International Business & Economics, Beijing, China in 1984 and obtained a Bachelor of Economics. He has been director and Vice President of Honglu Investment Holdings, Inc. since 2001; President of Sundecine Enterprises Inc. (1997-2001); General Manager, Jianxin Trading Co., 1988-97; Assistant Customs Supervisor, Beijing Customs Administration, 1984-87.

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

Anthony Garson, age 60, obtained a BS in 1969 from University of Waterloo, Ontario. He received and MBA from University of Toronto, Ontario in 1983. For the past 30 years, Mr.Garson has been extensively involved in the brokerage industry having served as Equity Analyst, Equities Investment Division of Bank of Nova Scotia, Toronto (1975-80); Vice president and Senior Mining Analyst for Canadian Operations of Dean Witter Reynolds (Canada) Ltd. (1981-85); Senior Mining Analyst at Haywood Securites,Vancouver, BC(1986); VP and Senior Mining Analyst at Continental Securities (1987) and Vice-President and Senior Mining Analyst of Canaccord Capital (1993); London, England. Mr. Garson was a principal and founding partner of Union Capital Market(U.K.)Ltd, Licensed under the Securities and Futures Authority of London, England(1993-95); Chairman and director of Pacific Minerals,Vancouver, BC(1995-97),.He was licensed to trade securities in the United Kingdom, Ontario and British Columbia, and also served as a director and officer of Global Pacific Mininerals, Anthian Resources Corp. He has been President and Director of international Arimex Resource Inc. and Director of Grayd Resources Corporation since 2003, partner of Mining Capital Corporation from 2002, President and Director of Disfactories Corporation from 1999 and also Lecturer of Centennial College from 1999.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS AND CHANGES IN OFFICERS

Mark Hung resigned as Director effective July 1, 2003. Ernest Cheung resigned as President and Treasurer of the Company effective July 4, 2003. Ronald Xiuru Xie has been appointed as Director and President of the Company effective July 5, 2003. Ernest Cheung has resigned from the Board and Zhi Wang, Anthony Garson and Jie Yang have been appointed to the Board, subject to compliance with Section 14F of the Securities Exchange Act of 1934 and effective 10 days after transmittal of the Notice to Shareholders thereunder.


ITEM 7. FINANCIAL STATEMENTS & EXHIBITS

Financial Statements - None.

Exhibits:


                  10.1   Acquisition Agreement dated July 4, 2003



ITEM 8. CHANGE IN FISCAL YEAR

None.


ITEM 9. REGULATION FD DISCLOSURE

None.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 29, 2003



                                            CHINA NETTV HOLDINGS, INC.



                                            By: /s/ Ronald Xie
                                               --------------------------------
                                                Ronald Xie, President








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